UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2022

Date of Report

(Date of Earliest Event Reported)

POWERDYNE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53259	20-5572576
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Main Street

North Reading, MA 01864

(Address of Principal Executive Offices)

(401) 739-3300

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously reported on March 6, 2022, pursuant to a Securities Purchase Agreement (the “SPA”), Powerdyne International, Inc. (the “Company”), acquired all of the issued and outstanding membership interests of Creative Motion Technology, LLC, a Massachusetts limited liability company, (the “Membership Interests”). The Membership Interests are owned by Mr. James F. O’Rourke, the principal owner and sole director and officer of the Company. The purchase price paid by the Company was 2,000,000 shares of its Series A Preferred Stock valued at $1,500,000.

This Form 8-K/A amends the Current Report on Form 8-K, filed on April 6, 2022 (the “Initial 8-K”), to include the consolidated audited financial statements for the years ended December 31, 2021 and 2022 for Creative Motion Technology LLC. The Audited financial information required by Items 9.01(a) of Form 8-K and certain non-GAAP financial measures and reconciliations, and should be read in conjunction with the Initial 8-K.

Except as described above, all other information in the Initial 8-K remains unchanged

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The consolidated audited financial statements of Creative Motion Technology LLC as of and for the years ended December 31, 2021, and 2020 together with the notes thereto and the independent auditor’s report thereon, are filed as Exhibit 9.01 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
9.01	Financial Statements of Creative Motion Technology LLC (Audited)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERDYNE INTERNATIONAL, INC

Date: July 1, 2022	By:	/s/ James O’Rourke
James O’Rourke
Chief Executive Officer